UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

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FORM 8-A

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FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

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GLOBAL GEOPHYSICAL SERVICES, INC.
(Exact name of Registrant as specified in its charter)
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Delaware	05-0574281
(State of incorporation or organization)	(I.R.S. Employer Identification Number)

13927 South Gessner Road Missouri City, Texas	77489
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be Registered	Name Each Exchange on Which Each Class is to be Registered
Depositary Shares, Each Representing a 1/1000th Interest in a Share of 11.5% Series A Cumulative Preferred Stock	New York Stock Exchange

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), check the following box. ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this Form relates: 333-192393

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered.

This Registration Statement relates to the registration under the Securities Exchange Act of 1934, as amended, of depositary shares of Global Geophysical Services, Inc., a Delaware corporation (the “Company”), each depositary share representing a 1/1000th interest in a share of the Company’s 11.5% Series A Cumulative Preferred Stock, par value $0.01 per share and a liquidation preference of $25,000.00 per share (the “Series A Preferred Stock”). The descriptions set forth under the caption “Description of the Series A Preferred Stock” and “Description of the Depositary Shares” in the Company’s prospectus supplement dated December 6, 2013, as filed with the Securities and Exchange Commission on December 10, 2013, pursuant to Rule 424(b) under the Securities Act of 1933, as amended, to the prospectus which forms a part of the Company’s Registration Statement on Form S-3 (File No. 333-192393), which became effective as of December 3, 2013, are incorporated herein by reference.

Item 2. Exhibits

The following exhibits are filed as part of this registration statement:

Exhibit
Number	Description
3.1
Third Amended and Restated Certificate of Incorporation of Global Geophysical Services, Inc., dated April 26, 2010 (incorporated by reference to Exhibit 3.1 to the Company’s 8-K filed on April 27, 2010).

3.2	Amended and Restated Bylaws of Global Geophysical Services, Inc., effective April 27, 2010 (incorporated by reference to Exhibit 3.2 to the Company’s 8-K filed on April 27, 2010).

3.3	Certificate of Designations with respect to the 11.5% Series A Cumulative Preferred Stock (incorporated by reference to Exhibit 3.1 of the Company’s Form 8-K filed on December 13, 2013).

4.1
Deposit Agreement, dated as of December 13, 2013, by and among Global Geophysical Services, Inc., Computershare Inc. and Computershare Trust Company, N.A., collectively, as Depositary, and the holders from time to time of the depositary receipts described therein (incorporated by reference to Exhibit 4.1 of the Company’s 8-K filed on December 13, 2013).

4.2	Form of Depositary Receipt representing the Depositary Shares (included as Exhibit A to Exhibit 4.1) (incorporated by reference to Exhibit 4.1 of the Company’s Form 8-K filed on December 13, 2013).

4.3	Form of Certificate representing the 11.5% Series A Cumulative Preferred Stock (incorporated by reference to Exhibit 4.3 of the Company’s Form 8-K filed on December 13, 2013).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Global Geophysical Services, Inc.
	By:	/s/ P. MATHEW VERGHESE
P. Mathew Verghese Senior Vice President, Chief Financial Officer, Principal Financial Officer & Principal Accounting Officer
Date: December 13, 2013

Exhibit Index

Exhibit
Number	Description
3.1
Third Amended and Restated Certificate of Incorporation of Global Geophysical Services, Inc., dated April 26, 2010 (incorporated by reference to Exhibit 3.1 to the Company’s 8-K filed on April 27, 2010).

3.2	Amended and Restated Bylaws of Global Geophysical Services, Inc., effective April 27, 2010 (incorporated by reference to Exhibit 3.2 to the Company’s 8-K filed on April 27, 2010).

3.3	Certificate of Designations with respect to the 11.5% Series A Cumulative Preferred Stock (incorporated by reference to Exhibit 3.1 of the Company’s Form 8-K filed on December 13, 2013).

4.1
Deposit Agreement, dated as of December 13, 2013, by and among Global Geophysical Services, Inc., Computershare Inc. and Computershare Trust Company, N.A., collectively, as Depositary, and the holders from time to time of the depositary receipts described therein (incorporated by reference to Exhibit 4.1 of the Company’s 8-K filed on December 13, 2013).

4.2	Form of Depositary Receipt representing the Depositary Shares (included as Exhibit A to Exhibit 4.1) (incorporated by reference to Exhibit 4.1 of the Company’s Form 8-K filed on December 13, 2013).

4.3	Form of Certificate representing the 11.5% Series A Cumulative Preferred Stock (incorporated by reference to Exhibit 4.3 of the Company’s Form 8-K filed on December 13, 2013).